Exhibit 4.dd

Execution Version

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 30, 2011, is entered into by and among Crown Americas LLC, a Pennsylvania limited liability company (the “U.S. Borrower”), the other undersigned Credit Parties, each financial institution party hereto pursuant to its executed Lender Authorization and Consent (as defined below), including Deutsche Bank AG New York Branch, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), Deutsche Bank AG New York Branch, as Administrative Agent (“Administrative Agent”) and as Collateral Agent (“Collateral Agent”) for the Lenders, Deutsche Bank Securities Inc., Barclays Capital, Wells Fargo Securities, LLC, The Royal Bank of Scotland PLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC, Wells Fargo Bank, National Association, The Royal Bank of Scotland PLC, and Bank of America, N.A., as co-documentation agents. Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

A. The U.S. Borrower, the European Borrower, the other Credit Parties party thereto, the Lenders, the Agents named therein and Administrative Agent have heretofore entered into that certain Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified prior to the date hereof the “Existing Credit Agreement”, and as modified hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrowers wish, and the requisite Lenders and Administrative Agent are willing, subject to the terms and conditions set forth herein, to (i) amend the Credit Agreement to provide for additional term loans (the “2011 Additional Term Loans”) to be incurred in accordance with Section 2.9 of the Credit Agreement in an aggregate principal amount of $350,000,000, the proceeds of which shall be used in accordance with the terms of the Credit Agreement, and (ii) otherwise amend the Existing Credit Agreement, as specifically set forth herein.

C. This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Amendments to Credit Agreement.

1.1. Upon meeting the conditions to effectiveness set forth in Section 4.1 below, the Existing Credit Agreement is hereby amended as of the Seventh Amendment Effective Date (as hereinafter defined) as follows:

(a) New Defined Terms. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order therein:

(i) “2011 Additional Term Loan Borrowing Date” has the meaning set forth in Section 2.1(a).

(ii) “2011 Additional Term Loan Commitment” means, with respect to any Lender, the principal amount set forth opposite such Lender’s name in the Register, as such commitment may be adjusted from time to time pursuant to this Agreement, and “2011 Additional Term Loan Commitments” means such commitments collectively, which commitments equal $350,000,000 in the aggregate as of the Seventh Amendment Effective Date.

(iii) “2011 Additional Term Loan” and “2011 Additional Term Loans” have the meanings assigned to those terms in Section 2.1(a).

(iv) “Original Term Dollar Borrowing Date” has the meaning assigned to that term in Section 2.1(a).

(v) “Original Term Dollar Loans” has the meaning assigned to that term in Section 2.1(a).

(vi) “Original Term Dollar Lender” has the meaning assigned to that term in Section 2.1(a).

(vii) “Scheduled Term Repayments – 2011 Additional Term Loans” means, with respect to the principal repayments of the 2011 Additional Term Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to Sections 4.3 and 4.4:

Date	Scheduled Term Repayment – 2011 Additional Term Loans

June 9, 2013	$17,500,000.00

June 9, 2014	$35,000,000.00

June 9, 2015	$52,500,000.00

Term Dollar Loan Maturity Date	$245,000,000.00

(viii) “Seventh Amendment” means the Seventh Amendment to Credit Agreement dated as of November 30, 2011 by and among the Borrowers, the other Credit Parties party thereto, the Lenders signatory thereto and the Administrative Agent.

(ix) “Seventh Amendment Effective Date” has the meaning set forth in Section 4.2 of the Seventh Amendment.

(b) Amendments to Existing Defined Terms. Section 1.1 of the Existing Credit Agreement is further amended by:

(i) In the definition of “Lenders”, deleting clause (ii) thereof and inserting in lieu thereof, “(ii) as contemplated by the First Amendment, the Fourth Amendment, the Sixth Amendment and the Seventh Amendment, and”.

(ii) In the definition of “Scheduled Term Dollar Repayments”, deleting the words “Term Dollar” in each place they appear and inserting in lieu thereof the words, “Original Term Dollar”.

(iii) Deleting the definition of “Term Dollar Borrowing Date”.

(iv) Amending and restating the definition of “Term Dollar Commitment” in its entirety as follows:

“ “Term Dollar Commitment” means, with respect to any Lender under any Term Dollar Facility, the principal amount set forth opposite such Lender’s name in the Register or in any Assignment and Assumption Agreement under the caption “Amount of Term Dollar Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement, and “Term Dollar Commitments” means all such commitments collectively (including, for the avoidance of doubt, the 2011 Additional Term Loan Commitments), which commitments equal $550,000,000 in the aggregate as of the Seventh Amendment Effective Date.”

(c) 2011 Additional Term Loans. Section 2.1(a) of the Credit Agreement is amended by amending and restating clause (i) in its entirety as follows:

“(i) Term Dollar Loan Facilities. Each Lender that, prior to the Seventh Amendment Effective Date, was a Term Dollar Lender (each an “Original Term Dollar Lender”), severally and for itself alone, hereby agrees, on the terms and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents to continue its Term Dollar Loan existing prior to giving effect to the Seventh Amendment (each such loan, an “Original Term Dollar Loan” and collectively, the “Original Term Dollar Loans” and which such loans were made on the “Original Term Dollar Borrowing Date”) on and after the Seventh Amendment Effective Date as a loan. Each Lender with an 2011 Additional Term Loan Commitment, severally and for itself alone, hereby agrees, on the terms and subject to the conditions set forth in the Seventh Amendment and otherwise set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, if made, an “2011 Additional Term Loan” and collectively, the “2011 Additional Term Loans”) to U.S. Borrower on the Seventh Amendment Effective Date in an aggregate principal amount equal to the 2011 Additional Term Loan Commitment of such Lender (the “2011 Additional Term Loan Borrowing Date”). The 2011 Additional Term Loans (i) shall be incurred by U.S. Borrower pursuant to a single drawing, which shall be on the 2011 Additional Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall be made as Base Rate Loans, or if consented to by Administrative Agent, Eurocurrency Loans with Interest Periods of one month, and, except as hereinafter provided, may, at the option of U.S. Borrower, be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans, provided, that all 2011 Additional Term Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of 2011 Additional Term Loans of the same Type and (iv) shall not exceed for any Lender at the time of incurrence thereof on the 2011 Additional Term Loan Borrowing Date that aggregate principal amount which equals the 2011 Additional Term Loan Commitment, if any, of such Lender at such time. From and after the 2011 Additional Term Loan Borrowing Date, the Original Term Dollar Loans and the 2011 Additional Term Loans shall be referred to individually as a “Term Dollar Loan” and collectively, as the “Term Dollar Loans” and all references to Term Dollar Loans herein shall be deemed references to either or both, as the context may require, of the Original

Term Dollar Loans or the 2011 Additional Term Loans. Each Lender’s 2011 Additional Term Loan Commitment shall expire immediately and without further action on the 2011 Additional Term Loan Borrowing Date, after giving effect to the 2011 Additional Term Loans made thereon. No amount of any Term Dollar Loan which is repaid or prepaid by U.S. Borrower may be reborrowed hereunder.”

(d) Mandatory Reduction of Term Commitments. Section 4.2 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“4.2 Mandatory Reductions of Term Commitments. The Term Commitments terminate on the Original Term Dollar Borrowing Date, the Term Euro Borrowing Date, and the 2011 Additional Term Loan Borrowing Date, as applicable, in each case after giving effect to the Borrowing of the Original Term Dollar Loans, the Term Euro Loans, or the 2011 Additional Term Loans on each such dates.”

(e) Term Loan Proceeds. Section 6.8(a) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“(a) Term Loan Proceeds. All proceeds of the Original Term Dollar Loans, the Term Euro Loans and the 2011 Additional Term Loans incurred on the Original Term Dollar Borrowing Date, the Term Euro Borrowing Date or the 2011 Additional Term Loan Borrowing Date shall be used (x) to refinance the Existing Debt, (y) for general corporate purposes, or (z) to pay fees and expenses in connection with such financings.”

1.2. Upon meeting the conditions to effectiveness set forth in Section 4.2 below, the Existing Credit Agreement is hereby further amended as of the Seventh Amendment Effective Date as follows in addition to the amendments contemplated by Section 1.1 above:

(a) Additional Facility Availability. Section 2.9(a) of the Credit Agreement is hereby amended by (i) deleting the words “Sixth Amendment Effective Date” where they appear in the first sentence thereof and inserting in lieu thereof the words “Seventh Amendment Effective Date”, and (ii) deleting the final sentence thereof and inserting in lieu thereof, “Notwithstanding the foregoing, the Term Dollar Loans and the Term Euro Loans advanced on the Original Term Dollar Borrowing Date, the Term Euro Borrowing Date and the 2011 Additional Term Loan Borrowing Date, as applicable, shall not be included for purposes of calculating the $1,000,000,000 limitation set forth in the preceding sentence.”

(b) Total Leverage Ratio. Section 9.1 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“9.1 Total Leverage Ratio. Each Credit Party will not permit or suffer to exist the Total Leverage Ratio for any Test Period to exceed 4.00 to 1.00.”

(c) Exhibits. Each of Exhibit 5.1(e)(iv) (Form of Solvency Certificate) and Exhibit 7.2(a) (Form of Compliance Certificate) is hereby deleted and replaced with the revised forms thereof attached hereto as Exhibit A.

SECTION 2 Further Assurances by Credit Parties; Further Consent by Lenders. Each Credit Party agrees to execute and deliver any and all further documents, amendments, agreements, modifications and instruments and to take all such further action which Administrative Agent may reasonably request (including, without limitation, the delivery of appropriate legal opinions, certificates, and other information) to effectuate the transactions contemplated by this Amendment and/or the other Loan Documents or to grant, preserve, protect or perfect the Liens and other credit support created by the Security Documents or the validity or priority of any such Lien or other credit support, or to affirm, amend, reaffirm and preserve the guarantees provided in the respective Guarantee Agreements or guarantee provisions, as applicable. In furtherance of the foregoing, the Required Lenders under the Credit Agreement hereby authorize and direct Administrative Agent to execute any and all such items referenced in this Section 2 on their behalf (including, without limitation, amendments to the Intercreditor Agreements) and without the need of any further consent.

SECTION 3 Additional Term Lenders. (a) with respect to each financial institution that desires to join the Credit Agreement and issue an 2011 Additional Term Loan (each such financial institution, an “Additional Term Lender” and, each such new commitment, a “Term Commitment”), such financial institution shall be an Eligible Assignee and shall execute a lender authorization and consent substantially in the form of Exhibit B hereto (a “Lender Authorization and Consent”). By executing such Lender Authorization and Consent, each such Additional Term Lender agrees to become a Lender under the Credit Agreement with a Term Commitment, in the amount set forth in the Register; and

(b) each Term Commitment and each Term Loan made in connection therewith shall constitute Obligations of the Borrowers under the Credit Agreement and shall be guaranteed and secured (as applicable) with the other Obligations on a pari passu basis.

SECTION 4 Conditions to Effectiveness.

4.1. Conditions to Effectiveness of the 2011 Additional Term Loans. The amendments set forth in Section 1.1 hereof relating to the incurrence by the U.S. Borrower of the 2011 Additional Term Loans shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 4.1:

(a) Execution and Delivery of Amendment. The Borrowers, the other Credit Parties party hereto, Administrative Agent (on behalf of itself and the Additional Term Lenders) shall have duly executed and delivered to Administrative Agent this Amendment.

(b) Lender Authorization and Consent. Each Additional Term Lender shall have duly executed and delivered to Administrative Agent a Lender Authorization and Consent.

(c) Reaffirmation. Each of the Credit Parties shall have duly executed and delivered a reaffirmation of its respective obligations under the existing Guarantees and Security Documents substantially in the form attached hereto as Exhibit C (the “Reaffirmation”).

(d) Representations and Warranties; Default; Officer’s Certificate. After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of the U.S. Borrower, dated the Seventh Amendment Effective Date, stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 4 hereof have been fully satisfied or waived.

(e) Additional Term Commitments. Administrative Agent shall have received Term Commitments in an aggregate principal amount of not less than $350,000,000.

(f) Notes. The U.S. Borrower shall have duly executed and delivered to Administrative Agent the Notes payable to the order of each applicable Lender with a Term Commitment that has requested a Note in the amount of its respective Term Commitments and all other Loan Documents shall have been duly executed and delivered by the appropriate Credit Party to Administrative Agent, all of which shall be in full force and effect.

(g) Security Documents and Guarantee Agreements. The Credit Parties shall have duly executed and delivered to Administrative Agent such collateral acknowledgments, consents and amendments with regard to guarantees and Collateral as Administrative Agent shall have reasonably required, other than as set forth in Section 7 hereto.

(h) Perfection on Personal Property Collateral. Administrative Agent shall have received: (i) executed and delivered Perfection Certificates dated the Seventh Amendment Effective Date from U.S. Borrower, Crown Holdings and all of the U.S. Subsidiaries (other than any Receivables Subsidiary and the Insurance Subsidiary) of Crown Holdings; (ii) proper financing statements (Form UCC-1, UCC-3 or such other financing statements or similar notices as shall be required by local law, if any) for filing under the UCC or other appropriate filing offices of each foreign and domestic jurisdiction as may be necessary or, in the opinion of U.S. Collateral Agent, desirable to perfect or continue to perfect the security interests purported to be created by the U.S. Security Documents; and (iii) evidence that all other actions necessary, or in the reasonable opinion of U.S. Collateral Agent, desirable to continue to perfect the security interests purposed to be taken by the U.S. Security Documents have been taken, other than as set forth in Section 7 hereto.

(i) Evidence of Corporate Authorization. The Credit Parties shall have duly executed and delivered to Administrative Agent such certificates, signed by the secretary or any assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or if customary in the applicable jurisdiction, any director), of such Credit Parties as Administrative Agent may reasonably require, in the form of Exhibit 5.1(e)(ii) of the Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing this Amendment (in form and substance reasonably satisfactory to Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organic Documents of such Credit Party) and the resolutions of such Credit Party and, to the extent required, the equity holders of such Credit Party, referred to in such certificate, and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organic Documents)) shall be reasonably satisfactory to Administrative Agent.

(j) Good Standing. Administrative Agent shall have received a good standing certificate or certificate of status or comparable certificate of each Credit Party as Administrative Agent may reasonably require from the Secretary of State (or other governmental authority) of its state or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable in such foreign jurisdiction.

(k) Opinions of Counsel. Administrative Agent shall have received from (i) Dechert LLP, special counsel to the Credit Parties, an opinion addressed to Administrative Agent and each of the Lenders and dated the Seventh Amendment Effective Date, in form and substance satisfactory to Administrative Agent and (ii) such opinions of local counsel to the Credit Parties as may be reasonably required by Administrative Agent, each of which shall be in form and substance satisfactory to Administrative Agent.

(l) Litigation. No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of Crown Holdings, threatened with respect to this Amendment, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby, or which Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

(m) Approvals. All necessary governmental (domestic and foreign) and third party approvals in connection with this Amendment and the transactions contemplated hereby and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of this Amendment or the transactions contemplated hereby and otherwise referred to herein except for those approvals of non-Governmental Authorities under contracts which are not material and which are not required to be delivered at the closing thereof. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of this Amendment or the transactions contemplated hereby, or the making of the Loans or the issuance of Letters of Credit.

(n) Solvency. Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to Administrative Agent, executed by a Responsible Officer on behalf of Crown Holdings with respect to the solvency of (i) Crown Holdings and its Subsidiaries, (ii) U.S. Borrower and its Subsidiaries, and (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis after giving effect to this Amendment and the transactions contemplated hereby.

(o) Fees and Expenses. U.S. Borrower shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP and any one local counsel retained by Administrative Agent in each relevant jurisdiction) payable to Administrative Agent and the Lenders to the extent due and payable, including, without limitation, pursuant to Section 6 of this Amendment and any fee letter executed by the U.S. Borrower or any other Credit Party in favor of Administrative Agent or any of its Affiliates in connection with this Amendment;

(p) Upfront Fees. In consideration of the agreement by each Lender who issues a Term Commitment, the U.S. Borrower shall have paid to Administrative Agent, for the account of each such Additional Term Lender (including Administrative Agent) who executes and delivers a Lender Authorization and Consent (on or prior to noon New York time, November 23, 2011 (or such later time as may be agreed upon by Administrative Agent and the U.S. Borrower)), an upfront fee in an amount equal to the percentage agreed between the Administrative Agent, in consultation with the U.S. Borrower, and each Lender based upon such Lender’s commitment level multiplied by the final allocated 2011 Additional Term Loan Commitment of such Lender; and

(q) Administrative Agent shall have received a Compliance Certificate for the period of four (4) Fiscal Quarters immediately preceding the Seventh Amendment Effective Date giving pro forma effect to the 2011 Additional Term Loans.

4.2. Conditions to Effectiveness of other Amendments. All amendments set forth in Section 1.2 hereof shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 4.2 (such date, the “Seventh Amendment Effective Date”):

(a) Execution and Delivery of Amendment. The Borrowers, the other Credit Parties party hereto and Administrative Agent (on behalf of itself and the Required Lenders (determined after giving effect to the incurrence by the Borrower of the 2011 Additional Term Loans)) shall have duly executed and delivered to Administrative Agent this Amendment.

(b) Consent Fees. In consideration of the execution of this Amendment by the Lenders, the U.S. Borrower shall have paid to Administrative Agent, for the account of each Lender (including Administrative Agent) who executes and delivers a Lender Authorization and Consent (on or prior to noon New York time, November 23, 2011 (or such later time as may be agreed upon by Administrative Agent and the U.S. Borrower)), a consent fee in an amount equal to 0.125% multiplied by the sum of (i) the Revolving Commitment of such Lender (ii) plus the Canadian Revolving Commitment of such Lender plus (iii) the aggregate outstanding principal amount of Term Loans of such Lender (excluding such Lender’s 2011 Additional Term Loans, if any).

(c) Satisfaction of Section 4.1 Conditions. Each of the conditions set forth in Section 4.1 above shall have been met to the satisfaction of Administrative Agent.

(d) Other Matters. All corporate and other proceedings taken in connection with this Amendment at or prior to the date of this Amendment, and all documents incident thereto will be reasonably satisfactory in form and substance to Administrative Agent; and Administrative Agent shall have received such other instruments and documents as Administrative Agent shall reasonably request in connection with the execution of this Amendment, and all such instruments and documents shall be reasonably satisfactory in form and substance to Administrative Agent.

SECTION 5 References to and Effect on the Credit Agreement. On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 6 Costs and Expenses. Without duplication of any costs and expenses reimbursed by U.S. Borrower pursuant to any fee letter executed by U.S. Borrower in favor of Administrative Agent, the U.S. Borrower agrees to pay promptly upon the request of Administrative Agent all reasonable out-of-pocket costs and expenses of Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution delivery and syndication of this Amendment and all other documents and instruments referred to herein and therein or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of independent public accountants and other outside experts retained by Administrative Agent and of Winston & Strawn LLP, special counsel to Administrative Agent, and any one local counsel retained by Administrative Agent in each relevant jurisdiction and other Attorney Costs, in connection with the administration of this Amendment.

SECTION 7 Post-Closing Covenant. (a) Promptly, and in any event no later than 120 days following the Seventh Amendment Effective Date (which such deadline may be extended by Administrative Agent in its reasonable discretion), each Credit Party hereto hereby agrees to, and agrees to cause each of its respective Subsidiaries to, deliver the following to the applicable Collateral Agent:

(i) Each of the documents with respect to Real Property located in the United States as set forth on Exhibit D hereto; and

(ii) With respect to each Euro Credit Party, evidence sufficient to the Euro Collateral Agent that all actions reasonably necessary or desirable to (i) perfect or continue to perfect the security interests created by the Euro Security Documents and (ii) affirm the effectiveness of any guarantee agreements provided by or to be provided by any Euro Credit Party as required by the Credit Agreement, have been taken, including, without limitation, the delivery of such guarantees, security agreements, amendments (such amendments to include, without limitation, amendments to each of the Euro Intercreditor Agreement and the Non-U.S. Guarantee Agreements), mortgages, legal opinions or other instruments or documents as may be requested by the Euro Collateral Agent.

(b) Each Credit Party party hereto hereby agrees to, and agrees to cause each of its respective Subsidiaries to, execute any and all further documents, amendments, agreements and instruments, and to take all such further actions that Administrative Agent may reasonably request to effectuate the transactions contemplated by this Amendment and to grant, preserve, protect or perfect the Liens created by the Security Documents or contemplated by the Credit Agreement (including, without limitation, Section 7.14 thereto) or the validity or priority of any such Lien, or to affirm, reaffirm, amend and preserve the guarantees set forth in the Guarantee Agreements or guarantee provisions, as applicable.

(c) In furtherance of the foregoing, each of the Required Lenders under the Credit Agreement hereby authorizes and directs the appropriate Agent and/or Collateral Agent to execute any and all such items described in this Section 7 on its behalf and without the need of any further consent or approval.

SECTION 8 Miscellaneous.

8.1. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart. Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

8.2. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

8.3. Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

8.4. Integration. This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

8.5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CROWN AMERICAS LLC

By:	/s/ Michael B. Burns

Name:	Michael B. Burns

Title:	Vice President & Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Timothy J. Donahue

Name:	Timothy J. Donahue

Title:	Directeur General Delegue

CROWN HOLDINGS, INC.

By:	/s/ Timothy J. Donahue

Name:	Timothy J. Donahue

Title:	Executive Vice President & CFO

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns

Name:	Michael B. Burns

Title:	Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Michael B. Burns

Name:	Michael B. Burns

Title:	Vice President & Treasurer

CROWN METAL PACKAGING CANADA LP by its general partner, CROWN METAL
PACKAGING CANADA INC.

By:	/s/ Michael B. Burns

Name:	Michael B. Burns

Title:	Vice President & Treasurer

Signature Page to Crown Seventh Amendment to Credit Agreement

CROWN UK HOLDINGS LIMITED

By:	/s/ Howard Lomax

Name:	Howard Lomax

Title:	Director

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:	/s/ Howard Lomax

Name:	Howard Lomax

Title:	Managing Director

By:	/s/ Rolf Willke

Name:	Rolf Willke

Title:	Managing Director

CROWN AMERICAS CAPITAL CORP.

By:	/s/ Michael B. Burns

Name:	Michael B. Burns

Title:	Vice President & Treasurer

CROWN VERPAKKING NEDERLAND BV

By:	/s/ Howard Lomax

Name:	Howard Lomax

Title:	Managing Director

Signature Page to Crown Seventh Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, U.S. Swing Line Lender, Facing Agent and U.S. Collateral Agent, and on behalf of itself, the Required Lenders and each Additional Term Lender

By:	/s/ Omayra Laucella

Name:	Omayra Laucella

Title:	Vice President

By:	/s/ Erin Morrissey

Name:	Erin Morrissey

Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent and Euro Collateral Agent and on behalf of itself, the European Swing Line Lender, the Required Lenders and each Additional Term Lender

By:	/s/ Omayra Laucella

Name:	Omayra Laucella

Title:	Vice President

By:	/s/ Erin Morrissey

Name:	Erin Morrissey

Title:	Director

Signature Page to Crown Seventh Amendment to Credit Agreement

Exhibit A

to Seventh Amendment

EXHIBITS

(See Attached)

Exhibit 5.1(e)(iv)

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, the chief financial officer of CROWN HOLDINGS, INC. (“Crown Holdings”), DO HEREBY CERTIFY on behalf of Crown Holdings and its Subsidiaries, CROWN AMERICAS INC. (f/k/a Crown Cork & Seal Americas, Inc.), a Pennsylvania corporation (the “U.S. Borrower”) and its Subsidiaries and CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (the “European Borrower”) and its Subsidiaries that:

This Certificate is furnished pursuant to Section 5.1(e)(iv) of the Credit Agreement (as in effect on the date of this Certificate), dated as of November 18, 2005, among the U.S. Borrower, European Borrower, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada (“Canadian Borrower”), each of the subsidiary borrowers referred to therein (the “Subsidiary Borrowers”) and together with the U.S. Borrower, the Canadian Borrower and the European Borrower, the “Borrowers”), CROWN HOLDINGS, INC. (“Crown International”) and CROWN CORK & SEAL COMPANY, INC. (“CCSC”) as Parent Guarantors, the financial institutions from time to time parties thereto (the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, “Administrative Agent”), for the Dollar Term Lenders and Dollar Revolving Lenders from time to time party to the Credit Agreement and any other Term Lenders that advance Term Loans to U.S. Borrower or any U.S. Subsidiary, DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent for the Euro Term Lenders and the Euro Revolving Lenders from time to time party to the Credit Agreement and any other Term Lenders that from time to time advance Term Loans to any Non-U.S. Subsidiary of CCSC (in such capacity, “U.K. Administrative Agent”) and THE BANK OF NOVA SCOTIA, as Canadian administrative agent (“Canadian Administrative Agent”) for the Canadian Revolving Lenders from time to time party to the Credit Agreement. Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

Immediately after giving effect to the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof,

(a) the fair value of the assets of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries and (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, at fair valuation, exceeds the debts and liabilities, subordinated, contingent or otherwise, of such parties,

(b) the present fair saleable value of the property of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries and (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, is greater than the amount that such parties will be required to pay with respect to the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured (and specifically, no German Borrower or Non-U.S. Guarantee Party organized under the Laws of the Federal Republic of Germany is threatened with illiquidity within the meaning of 18 German Insolvency Code (Insolvenzordnung)),

(c) each of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries and (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

(d) none of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries or (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date;

(e) none of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries or (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, will be subject to any proceedings for its administration (with respect to the European Borrower and its Subsidiaries organized under the laws of France, redressement judiciaire), or is or will be subject to a plan for the transfer of the whole or part of its business, or is or will be subject to liquidation (with respect to the European Borrower and its Subsidiaries organized under the laws of France, liquidation judiciaire) and no claim has been made requesting implementation of such proceedings;

(f) none of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries or (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, is or will be subject to the administration of a court appointed mediator (conciliateur), judicial condition, compulsory manager, receiver (administrateur judiciaire), administrator, liquidator (liquidateur judiciaire) or other similar office (with respect to the European Borrower and its Subsidiaries organized under the laws of France, mandataire ad hoc), and no request has been filed and no negotiations are envisaged for the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of such Borrower;

(g) none of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries or (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, is or will be unable to settle its debts (contingent or otherwise) with realizable assets (with respect to the European Borrower and its Subsidiaries organized under the laws of France, en ėtat de cessation des paiements) within the meaning of article L 621-2 of the French Commercial Code or admits in writing its inability to pay its debts as they fall due; and

(h) none of the European Borrower and its Subsidiaries organized under the laws of France is or will be subject to amicable arrangement proceedings (procedure de reglement amiable), within the meaning of Article L 611-3 of the French Commercial Code; and (i) none of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries or (iii) the European Borrower and its Subsidiaries, in each case, on a consolidated basis, has or will commence negotiations with any of its creditors with a view to the general readjustment or rescheduling of any of its indebtedness or has made a general assignment for the benefit of any of its creditors and/or has entered into any settlement agreement or amicable arrangement with any of its creditors (with respect to the European Borrower and its Subsidiaries organized under the laws of France, transactions, accord ou réglement amiable), or stops or suspends payment of all or substantially all of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand this      day of             , 201  .

CROWN HOLDINGS, INC.

By:
Name:
Title: Chief Financial Officer

Exhibit 7.2(a)

FORM OF

COMPLIANCE CERTIFICATE

To:	Each of the Term Dollar Lenders, Revolving Lenders that make Original Dollar Revolving Loans and/or Extended Dollar Revolving Loans, Multicurrency Revolving Lenders, Lenders that make Additional Term Loans or Loans under an Additional Facility available to U.S. Borrower or any U.S. Credit Party and any New Term Loan Dollar Lenders and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for such Lenders

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attention:

and

Each of the Term Euro Lenders, Revolving Lenders that make Original Euro Revolving Loans and/or Multicurrency Revolving Loans and any Lenders that make Additional Term Loans or Loans under an Additional Facility available to European Borrower or any Non-U.S. Credit Party and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K.

Administrative Agent for such Lenders

Crown Holdings, Inc.

Ladies and Gentlemen:

This Compliance Certificate is being delivered pursuant to Section 7.2(a) of the Credit Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among CROWN AMERICAS LLC, a Pennsylvania limited liability company (“U.S. Borrower”), CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”) CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France (“European Borrower”), each of the subsidiary borrowers referred to therein (the “Subsidiary Borrowers” and together with U.S. Borrower, Canadian Borrower and European Borrower, the “Borrowers”), CROWN CORK & SEAL COMPANY, INC. (“CCSC”), CROWN HOLDINGS, INC. (“Crown Holdings”) and CROWN INTERNATIONAL HOLDINGS, INC. (“Crown International”), as Parent Guarantors, the financial institutions from time to time parties thereto (the “Lenders”), THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Canadian Revolving Lenders (in such capacity, the “Canadian Administrative Agent”) and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent for the Term Euro Lenders, Revolving Lenders that make Original Euro Revolving Loans and/or Multicurrency Revolving Loans and any Lenders that make Additional Term Loans or Loans under an Additional Facility available to European Borrower or any Non-U.S. Credit Party, and as administrative agent for the Term Dollar

Lenders, Revolving Lenders that make Original Dollar Revolving Loans and/or Extended Dollar Revolving Loans, Lenders that make Additional Term Loans or Loans under an Additional Facility available to U.S. Borrower or any U.S. Credit Party and any New Term Loan Dollar Lenders (in such capacities, the “U.K. Administrative Agent” and the “Administrative Agent”). Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

Crown Holdings and the Borrowers hereby certify, represent and warrant that as of [            ] (the “Test Date”):1

(a) The Total Leverage Ratio was   :1.0, as computed on Attachment 1 hereto and such ratio [complies] [does not comply] with the provisions of Section 9.1 of the Credit Agreement;2

(b) The Interest Coverage Ratio was   :1.0, as computed on Attachment 2 hereto and such ratio [complies] [does not comply] with the provisions of Section 9.3 of the Credit Agreement;2

(c) No Default or Event of Default has occurred and is continuing [other than as follows:].

[Signature Page Follows]

[1]	Test Date should be date of most recent financial statements delivered under Section 7.1 of the Credit Agreement.
[2]	The first Test Period shall be [ ].

IN WITNESS WHEREOF, Crown Holdings and the Borrowers have caused this Compliance Certificate to be executed and delivered by its duly Authorized Officer on this          day of                     .

CROWN HOLDINGS, INC.

By:
Name:
Title: [Financial Officer]

CROWN AMERICAS LLC

By:
Name:
Title: [Financial Officer]

CROWN EUROPEAN HOLDINGS S.A.

By:
Name:
Title: [Financial Officer]

CROWN METAL PACKAGING LP by its general partner, CROWN METAL PACKAGING CANADA INC.

By:
Name:
Title: [Financial Officer]

CROWN UK HOLDINGS LIMITED

By:
Name:
Title: [Financial Officer]

S-1

Compliance Certificate

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:
Name:
Title: [Financial Officer]

CROWN VERPAKKING NEDERLAND BV

By:
Name:
Title: [Financial Officer]

S-2

Compliance Certificate

ATTACHMENT 1

1.	Total Leverage Ratio:

A.	Net Indebtedness of Crown Holdings and its Subsidiaries (exclusive of Indebtedness under any Permitted Receivables or Factoring Financing),	$

“Net Indebtedness” means at any date and with respect to any Person, Indebtedness on such date less Cash and Cash Equivalents of such Person on such date determined in accordance with GAAP.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days from the required payment date therefor unless being contested in good faith) which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or a similar written instrument, (c) all Capitalized Lease Obligations, (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person, (e) notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (b) above), (f) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments, (g) the face amount of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws, (h) all obligations of such Person under Hedging Agreements, (i) Guarantee Obligations of such Person and (j) Attributable Debt of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any person under clause (h) above at any time shall equal the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

B.	“Consolidated EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of such Person and its Subsidiaries for such period, (ii) consolidated income tax expense of such Person and its Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization of such Person and its Subsidiaries for such period, (iv) any non-cash deductions made in determining Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash deductions relating to translation and foreign exchange adjustments) (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) (it being understood that (x) reserves for pension or health care benefits shall not be so “added back” to Consolidated Net Income and (y) reserves for Asbestos Payments shall be “added back”), and (v) actual cash realized relating to the sale of Real Property or equipment in connection with restructuring activities, minus (b) any non-cash additions to Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash additions relating to translation and foreign exchange adjustments), minus (c) without duplication and to the extent included in determining such Consolidated Net Income of such Person and its Subsidiaries, any extraordinary gains (or plus extraordinary losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition of such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.	$

C.	TOTAL LEVERAGE RATIO: The ratio of Item 1.A to Item 1.B.	:1.0

ATTACHMENT 2

2.	Interest Coverage Ratio:

	A.	“Consolidated EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of such Person and its Subsidiaries for such period, (ii) consolidated income tax expense of such Person and its Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization of such Person and its Subsidiaries for such period, (iv) any non-cash deductions made in determining Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash deductions relating to translation and foreign exchange adjustments) (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) (it being understood that (x) reserves for pension or health care benefits shall not be so “added back” to Consolidated Net Income and (y) reserves for Asbestos Payments shall be “added back”), and (v) actual cash realized relating to the sale of Real Property or equipment in connection with restructuring activities, minus (b) any non-cash additions to Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash additions relating to translation and foreign exchange adjustments), minus (c) without duplication and to the extent included in determining such Consolidated Net Income of such Person and its Subsidiaries, any extraordinary gains (or plus extraordinary losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition of such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.	$

	B.	“Consolidated Interest Expense” means, for any Person, for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with

	respect to Capitalized Lease Obligations allocable to interest expense and (iv) the interest component of any lease payments under Attributable Debt transactions of such Person and its Subsidiaries plus any yield, discount, interest expense or fees associated with any Permitted Receivables or Factoring Financing (other than amounts payable to any Credit Party), (b) capitalized interest for such period and (c) dividends paid in cash during such period on Disqualified Preferred Stock, in each case on a consolidated basis for such Person and its Subsidiaries. For purposes of the foregoing, gross interest expense shall be determined after giving effects to any net payments made by such Person and its Subsidiaries with respect to Hedging Agreements.	$

C.	INTEREST COVERAGE RATIO: The ratio of Item 2.A to Item 2.B.

:1.0

Exhibit B

to Seventh Amendment

LENDER AUTHORIZATION AND CONSENT

Crown Americas LLC

            , 2011

Deutsche Bank AG New York Branch

5022 Gate Parkway Suite 200

Jacksonville, FL 32256

Re:	Seventh Amendment to Credit Agreement dated as of November [ ], 2011 (the “Seventh Amendment”) to that certain Credit Agreement dated as of November 18, 2005 by and among Crown Americas LLC, a Pennsylvania limited liability company (the “U.S. Borrower”), the other Credit Parties party thereto, the financial institutions party thereto pursuant to their executed Lender Authorizations and Consents, including Deutsche Bank AG New York Branch, in their capacities as lenders thereunder (collectively, the “Lenders,” and each individually, a “Lender”), and Deutsche Bank AG New York Branch, as Administrative Agent (“Administrative Agent”) and as U.K. Administrative Agent, Swing Line Lender, Facing Agent and Collateral Agent (“Collateral Agent”) for the Lenders.

This Lender Authorization and Consent acknowledges our receipt and review of the execution copy of the Seventh Amendment and the exhibits thereto (including, without limitation, the credit agreement, as amended) in the form posted on Intralinks Online or otherwise distributed to us by Administrative Agent. By executing this Lender Authorization and Consent, we hereby irrevocably approve the Seventh Amendment and the exhibits thereto and authorize and direct Administrative Agent to execute and deliver the Seventh Amendment on our behalf.

Each financial institution executing this Lender Authorization and Consent agrees or reaffirms that it shall be a party to the Seventh Amendment and the other Loan Documents (as defined in the Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender” under each such agreement. In furtherance of the foregoing, each financial institution executing this Lender Authorization and Consent agrees to execute any additional documents reasonably requested by Administrative Agent to evidence such financial institution’s rights and obligations under the Credit Agreement.

FOR ADDITIONAL TERM LENDERS ONLY: by executing this Lender Authorization and Consent, we hereby irrevocably agree to become a Term Lender under the Credit Agreement and hereby commit up to $                     of 2011 Additional Term Loan Commitment upon the satisfaction of the conditions set forth in Section 4.1 of the Seventh Amendment and otherwise in accordance with the terms of the Seventh Amendment. It is understood and agreed by the undersigned that allocations will be made at the discretion of Deutsche Bank Securities Inc., in consultation with the U.S. Borrower.

Representations of Term Lenders: Each Additional Term Lender hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Authorization and Consent and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit

Agreement as a Lender thereunder and, to the extent of its Term Commitment and Term Loans, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Authorization and Consent and to commit to the Term Facility(ies) on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has provided to Administrative Agent duly completed and executed documentation required to be delivered by it pursuant to the terms of the Credit Agreement and (b) agrees that (i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

ALL LENDERS: (Whether a consenting Lender or an Additional Term Lender), please complete the below signature block and deliver one copy via pdf or facsimile to: Aaron C. Weiner, Winston & Strawn, Phone: (704.350.7807), Fax: (704.350.7800), E-mail: (aweiner@winston.com). A facsimile, telecopy, pdf or other reproduction of this Lender Authorization and Consent may be executed by one or more parties hereto, and an executed copy of this Lender Authorization and Consent may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Insert name of applicable financial institution]

By:

Name:

Title:

Exhibit C

to Seventh Amendment

FORM OF REAFFIRMATION OF GUARANTEE AGREEMENTS AND SECURITY DOCUMENTS

Each of the undersigned acknowledges receipt of a copy of the Seventh Amendment to Credit Agreement dated as of November [    ], 2011 by and among Crown Americas LLC (the “Company”), each other Credit Party party thereto, each financial institution party thereto pursuant to its executed Lender Authorization and Consent, and Deutsche Bank AG New York Branch, as Administrative Agent, U.K. Administrative Agent, European Swing Line Lender, U.S. Swing Line Lender, Facing Agent and Collateral Agent, (the “Seventh Amendment to Credit Agreement”). Each of the undersigned hereby: (i) consents to the Seventh Amendment to Credit Agreement and each of the transactions referenced in the Seventh Amendment to Credit Agreement; agrees that the Seventh Amendment to Credit Agreement and all documents executed in connection therewith do not operate to reduce or discharge its obligations under the Loan Documents; and affirms and reaffirms its obligations under (A) each “Guarantee Agreement” to which such undersigned Person is a party (including, with respect to the European Borrower, Crown Finance and each Parent Guarantor, its respective guaranty under Article XIV of the Credit Agreement (as hereinafter defined), the Crown Développement Parent Guarantee or that certain Non-U.S. Guarantee Agreement dated as of January 31, 2011, among U.S. Borrower, Crown Packaging Lux I S.à r.l., Crown Packaging Lux II S.à r.l. and the U.K. Administrative Agent, as the case may be, and, with respect to U.S. Borrower, that certain U.S. Borrower Non-U.S. Guarantee Agreement dated as of November 18, 2005 by and between U.S. Borrower and U.K. Administrative Agent (the “U.S. Borrower Non-U.S. Guarantee Agreement”)), and (B) each “Security Document” (as defined in that certain Credit Agreement dated as of November 18, 2005 among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent, (as amended by the First Amendment to Credit Agreement dated as of August 4, 2006, the Second Amendment to the Credit Agreement dated as of November 12, 2009, Third Amendment to Credit Agreement dated as of May 14, 2010, the Fourth Amendment to Credit Agreement, the Fifth Amendment to Credit Agreement dated as of December 3, 2010, the Sixth Amendment to Credit Agreement dated as of June 9, 2011, and the Seventh Amendment to Credit Agreement dated as of the date hereof (the “Credit Agreement”)) to which such undersigned Person is a party, in each case, as if each such document was fully restated herein and as of the date hereof and agrees that the guarantees and collateral security afforded thereby for the obligations under the Loan Documents and any Related Bank Debt shall include, without limitation, the Term Loans provided pursuant to the Seventh Amendment; (ii) agrees that, notwithstanding anything contained therein to the contrary, any and all references to “Additional Term Loans” as used in any Security Document, Guarantee Agreement, or the U.S. Borrower Non-U.S. Guarantee Agreement shall include, without limitation, the 2011 Additional Term Loans; and (iii) agrees to, and agrees to cause each of its respective Subsidiaries to, execute any and all further documents, amendments, agreements and instruments, and to take all such further actions as Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Seventh Amendment to Credit Agreement, the Credit Agreement, or the other Loan Documents and to grant, preserve, protect or perfect the Liens and security interests created by the Security Documents or the validity or priority of such Lien, and to grant, preserve, affirm or protect the guarantees contemplated by each of the guarantee agreements entered into by the undersigned. Terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement. This Reaffirmation of Guarantee Agreements and Security Documents shall be considered a Loan Document, and may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Dated as of November [    ], 2011.

CROWN AMERICAS LLC

By:

Name:

Title:

CROWN EUROPEAN HOLDINGS SA

By:

Name:

Title:

CROWN UK HOLDINGS LIMITED

By:

Name:

Title:

CROWN INTERNATIONAL HOLDINGS, INC.

By:

Name:

Title:

CROWN METAL PACKAGING CANADA LP, by its General Partner:

CROWN METAL PACKAGING CANADA INC.

By:

Name:

Title:

CROWN VERPAKKING NEDERLAND BV

By:

Name:

Title:

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:

Name:

Title:

[Signature Page to Reaffirmation re Seventh Amendment]

CROWN BEVERAGE PACKAGING, LLC
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.
CR USA, INC.
CROWN AMERICAS CAPITAL CORP. CROWN AMERICAS CAPITAL CORP. II CROWN AMERICAS CAPITAL CORP. III

By:

Name:
Title:

CROWN CANADIAN HOLDINGS ULC

By:

Name:

Title:

CROWN METAL PACKAGING CANADA INC.

By:

Name:

Title:

3079939 NOVA SCOTIA COMPANY/3079939 COMPAGNIE DE LA NOUVELLE ECOSSE

By:

Name:

Title:

889273 ONTARIO INC.

By:

Name:

Title:

CROWN ENVASES MEXICO, S.A. DE C.V.

By:

Name:

Title:

CROWN MEXICAN HOLDINGS, S. DE R.L. DE C.V.

By:

Name:

Title:

CROWN VOGEL AG

By:

Name:

Title:

CROWN VERPAKKING BELGIË NV

By:

Name:

Title:

CARNAUDMETALBOX ENGINEERING LIMITED

By:

Name:

Title:

CARNAUDMETALBOX OVERSEAS LIMITED

By:

Name:

Title:

CARNAUDMETALBOX GROUP UK LIMITED

By:

Name:

Title:

CROWN AEROSOLS UK LIMITED

By:

Name:

Title:

CROWN CORK & SEAL FINANCE LIMITED

By:

Name:

Title:

CROWN SPECIALTY PACKAGING UK LIMITED

By:

Name:

Title:

CROWN PACKAGING UK PLC

By:

Name:

Title:

SOCIÉTÉ DE PARTICIPATIONS CARNAUDMETALBOX

By:

Name:

Title:

CROWN EMBALLAGE FRANCE SAS

By:

Name:

Title:

CROWN BEVCAN FRANCE SAS

By:

Name:

Title:

CROWN DÉVELOPPEMENT

By:

Name:

Title:

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:

Name:

Title:

CROWN NAHRUNGSMITTELDOSEN DEUTSCHLAND GMBH

By:

Name:

Title:

CROWN NAHRUNGSMITTELDOSEN GMBH

By:

Name:

Title:

CROWN SPECIALTY PACKAGING DEUTSCHLAND GMBH

By:

Name:

Title:

CROWN VERSCHLÜSSE DEUTSCHLAND GMBH

By:

Name:

Title:

CROWN PACKAGING COMMERCIAL UK LIMITED

By:

Name:

Title:

CROWN PACKAGING LUX I S.A.R.L.

By:

Name:

Title:

CROWN PACKAGING LUX II S.A.R.L.

By:

Name:

Title:

CROWN PACKAGING EUROPE GMBH

By:

Name:

Title:

Acknowledged and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and U.S. Collateral Agent

By:

Name:

Title:

By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent and Euro Collateral Agent

By:

Name:

Title:

By:

Name:

Title:

Exhibit D

to Seventh Amendment

(See Attached)

EXHIBIT D

1)	As soon as possible, but in any event within one-hundred and twenty (120) days after the date hereof, the Credit Parties shall deliver to Administrative Agent, each in form and substance reasonably satisfactory to Administrative Agent:

a.	an Amendment to Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Amended Mortgage”) with respect to each Existing Real Property (as hereinafter defined), to the extent deemed reasonably necessary by Administrative Agent;

b.	a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to each New Real Property (as hereinafter defined);

c.	a UCC Fixture Filing with respect to each New Real Property;

d.	a “Survey Affidavit of No Change” for each existing ALTA/ACSM survey relating to the Existing Real Property which is subject to an Amended Mortgage, or, with respect to each New Real Property, a current ALTA/ACSM survey;

e.	a final “Date Down” Endorsement to the existing ALTA Loan Policy of Title Insurance, including endorsements, insuring the mortgage of each Amended Mortgage, with an insured amount reasonably acceptable to Administrative Agent, in such jurisdictions where “Date Down” Endorsements are available and only to the extent the Credit Parties are unable to provide an opinion described in Section 1(g) of this Exhibit D in form and substance reasonably satisfactory to Administrative Agent;

f.	a final ALTA Loan Policy of Title Insurance, including endorsements required by Administrative Agent, insuring the mortgage on each New Real Property or Existing Real Property (in such jurisdictions where “Date Down” Endorsements are unavailable), with an insured amount reasonably acceptable to Administrative Agent;

g.	an opinion of local counsel, containing such opinions as Administrative Agent reasonably requires, with respect to each Existing Real Property and New Real Property; and

h.	a flood zone certification with respect to each Existing Real Property and New Real Property.

2)	For the purposes of this Exhibit D, the term “Existing Real Property” shall mean those certain parcels of property located at:

a.	13, 15 & 17 Old Newton Rd., Danbury, CT 06810 (Fairfield Co.), to the extent a title search reveals that this property is still owned by a Credit Party.

b.	851 E. Maple St., Winter Garden, FL 34787 (Orange Co.)

c.	5555 W. 115th St. and 11535 South Central Avenue, Alsip, IL (Cook Co)

d.	1035 E. North Street, Bradley, IL 60915 (Kankakee Co.)

e.	970 W. North St., Warrensburg, IL 62573 (Macon Co.)

f.	155 Sheppard St., Lawrence, MA 01843 (Essex Co.)

g.	174 Chestnut St., Mankato, MN 56001 (Blue Earth Co.)

h.	1701 4th St. NW, Faribault MN 55021 (Rice Co.)

i.	2929 W. Bridge St., Owatonna, MN 55060 (Steele Co.)

j.	195 Crown Rd., Batesville, MS 38606 (Panola Co.)

k.	Lot 9.06, & Lot 10.02 Applegarth Rd., Monroe NJ (Middlesex Co.)

l.	900 West Ave., Ocean City, NJ 08226 (Cape May Co.)

m.	1749 W. Fair Avenue, Lancaster, OH 43130 (Fairfield Co.)

n.	940 Mill Park Drive South, Lancaster, OH 43130 (Fairfield Co.)

o.	5201 Enterprise Blvd, Toledo, OH 43612 (Lucus Co.)

p.	5005 Springboro Pike, Dayton, OH 45439 (Montgomery Co.)

q.	700 16th Street, S.W., Massillon, OH 44644 (Stark Co.)

r.	One Crown Way, Philadelphia, PA 19154 (Philadelphia Co.)

s.	River Road, Tinicum, PA (Delaware & Bucks Co.)

t.	3100 Tremont Ave., Trevose, PA 19053-6894 (Bucks Co.)

u.	1840 Baldridge Street, Connellsville, PA 15425 (Fayette Co.)

v.	1650 Broadway, Hanover, PA 17331 (York Co.)

w.	100 Evans Row, Cheraw, SC 29520 (Chesterfield Co.)

x.	930 Beaumont Ave, Spartanburg, SC 29303 (Chesterfield Co.)

y.	12910 Jess Pirtle Blvd., Sugarland, TX 77478 (Fort Bend Co.)

z.	5900 Canal Street, Houston, TX 77251 (Harris Co.)

aa.	2501 N. Frazier, Conroe, TX 77303 (Montgomery Co.)

bb.	1461 Martinsburg Pike, Winchester, VA 22603 (Frederick Co.)

cc.	3011 Birch Drive, Weirton, WV 26062 (Brook Co.)

dd.	12746 37th Ave, Chippewa Falls, WI 54729 (Chippewa Co.)

ee.	1501 St. James Street, La Crosse, WI (La Crosse Co.)

ff.	3475 N. Main Street, Oshkosh, WI 54901 (Winnebago Co.)

gg.	620 North 4th Street, Worland, WY 82401 (Washakie Co.)

hh.	1110 Buckingham St., Watertown, CT (Fairfield Co.)

ii.	3737 E. Exchange, Aurora, IL (DuPage Co.)

jj.	1202 Fones Road, Olympia, WA (Thurston Co.)

3)	For the purposes of this Exhibit D, the term “New Real Property” shall mean those certain parcels of property located at:

a.	8801 Citation Road, Baltimore, MD 21221 (Baltimore Co.)

b.	4133 South 72nd Street, Omaha, NE 68127 (Douglas Co.)

c.	10200 North Lombard, Portland, OR 97203 (Multnomah Co.)

d.	1305 Progress Road, Suffolk, VA 23434